FORM 8-K





                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549






                    Current Report Pursuant to Section 13
                    of the Securities Exchange Act of 1934





          Date of Report (Date Earliest Event reported)- July 11, 1996






                     Commission File Number     2-67419




                              CB BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)




                 Hawaii                             99-0197163
        (State of Incorporation)       (IRS Employer Identification No.)




                201 Merchant Street, Honolulu, Hawaii  96813
                   (Address of principal executive offices)




                                (808) 546-2411
                        (Registrant's Telephone Number)

ITEM 5.  Other events

Refer to attachments I.

Attachment I.

FOR IMMEDIATE RELEASE

Contact: Wayne Miyao
         Senior Vice President
         City Bank
         (808) 546-8484


(Honolulu, HI)--CB Bancshares, Inc. (NASDAQ: CBBI), the state's third-largest bank holding company, announced today that it has positioned key executives to further emphasize its move to secure a bigger share of a housing market that has revitalized after a prolonged slump. CBBI Chairman and Chief Executive Officer James M. Morita said that Ronald K. Migita has assumed the additional responsibilities of president of International Savings and Loan (ISL), a primary operating subsidiary of CBBI. Migita already serves as president and chief operating officer of CBBI, whose other primary operating subsidiary is City Bank.

Morita said that the personnel change "signals our commitment to International Savings and Loan and its long-time leadership in meeting the needs of the residential mortgage market."

Morita said CBBI is working with ISL "to strengthen its mortgage lending operations at a time when the market is witnessing a revival in consumer confidence and a surplus of a housing inventory.

Morita said to further emphasize this commitment, he has also positioned another key executive, Richard C. Lim, to take control as president of ISL Capital Corporation. Morita said Lim "will supervise the push to strengthen our emphasis on the solicitation of residential mortgage loans from developers, realtors, and individuals throughout the state of Hawaii."

CBBI is a bank-holding company incorporated in the state of Hawaii in 1980, with assets totaling $1.4 billion.